Exhibit 99.1

TREE.COM REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

•	Record revenue of $42.1 million; up 13% over second quarter 2013

•	Variable Marketing Margin of $15.8 million; up 15% over second quarter 2013

•	Net Income from Continuing Operations of $2.7 million

•	Adjusted EBITDA of $5.5 million; up 64% over second quarter 2013

•	Net Income per Diluted Share from Continuing Operations of $0.23; Adjusted Net Income per Share of $0.39

•	Personal loan marketplace continues significant growth, exceeding $1 million of revenue in July

•
Launched all-new My LendingTree personalization platform in Q2, providing free credit reports and enabling proactive, market-based alerts to savings opportunities across full suite of loan and credit products

CHARLOTTE, NC - August 5, 2014 - Tree.com, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online source for competitive loan offers, today announced results for its fiscal second quarter ended June 30, 2014.
"The second quarter was another solid one for Tree.com, as we produced record revenue and exceeded our guidance on variable marketing margin and adjusted EBITDA," said Doug Lebda, Chairman & CEO of Tree.com. "We out-performed the overall mortgage market and continued to scale our non-mortgage revenues, reflecting continued diversification into other highly relevant, loan and credit-based categories. And while we're delighted with our financial performance this quarter, we're even more excited about the transformation under way at LendingTree."
"In the second quarter, we launched the new My LendingTree, a platform that combines personalization and comparison shopping, while providing free credit scores, monthly updates, credit score analysis and an in-depth view of a consumer's credit profile. With the launch of My LendingTree, coupled with the proliferation of new lending platforms and sources of capital in multiple categories, we're uniquely positioned to not only empower consumers, but also to increase the lifetime value of these relationships."

Second Quarter 2014 Business Highlights

•
Record revenue from mortgage products was up 5% in the second quarter over the same period last year, while total mortgage market originations are estimated to have fallen by 45% during this time, according to a survey of industry data.

•	LendingTree's purchase mortgage offering continued strong year-over-year results, with revenues up 70% over the same period in 2013, benefiting in part from new local-based initiatives.

•
Record revenue from non-mortgage products of $7.5 million in the second quarter reflects an increase of 105% over the second quarter 2013, benefiting from growth in a number of lending categories, particularly our personal loan and auto offerings.

Tree.com Selected Financial Metrics
(In millions, except per share amounts)

			Q/Q		Y/Y
	Q2 2014	Q1 2014	% Change	Q2 2013	% Change
Revenue by Product
Mortgage Products (1)	$34.7	$34.2	1%	$33.1	5%
Non-Mortgage Products (2)	7.5	5.8	29%	3.7	105%
Corporate	—	—	NM	0.6	NM
Total Revenue	$42.1	$40.0	5%	$37.4	13%
Non-Mortgage % of Total	18%	14%		10%

Selling and Marketing Expense
Exchanges Marketing Expense (3)	$26.4	$24.8	6%	$23.7	11%
Other Marketing	2.6	2.6	(3)%	2.7	(3)%
Selling and Marketing Expense	$29.0	$27.4	6%	$26.4	10%

Variable Marketing Margin (4)	$15.8	$15.2	3%	$13.7	15%
Variable Marketing Margin % of Revenue	37%	38%		37%

Net Income (Loss) from Continuing Operations	$2.7	$(5.8)	NM	$(2.0)	NM
Net Income (Loss) from Cont. Ops. % of Revenue	6%	(15)%		(5)%

Net Income (Loss) per Share from Cont. Ops.
Basic	$0.24	$(0.52)	NM	$(0.18)	NM
Diluted	$0.23	$(0.52)	NM	$(0.18)	NM

Adjusted EBITDA (5)	$5.5	$4.5	23%	$3.4	64%
Adjusted EBITDA % of Revenue (5)	13%	11%		9%

Adjusted Net Income (5)	$4.6	$3.7	25%	$2.5	88%

Adjusted Net Income per Share (5)	$0.39	$0.31	26%	$0.21	87%

(1)	Includes the purchase mortgage, refinance mortgage and rate table products.
(2)	Includes the home equity, reverse mortgage, personal loan, auto, education, home services, insurance and personal credit products.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

(4)	Defined as revenue minus Exchanges marketing expense and is considered an operating metric.
(5)
Adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "Tree.com's Reconciliation of Non-GAAP Measures to GAAP" and "Tree.com's Principles of Financial Reporting" below for more information.

Second Quarter 2014 Financial and Operating Highlights

•
Second quarter 2014 revenue of $42.1 million represents a record result and was within our previous guidance. This result represents an increase of $4.7 million, or 13%, over revenue in the second quarter 2013.

•	Variable marketing margin of $15.8 million in the second quarter 2014 exceeded previous guidance and represents an increase of $2.1 million, or 15%, over second quarter 2013.

•	Adjusted EBITDA of $5.5 million exceeded previous guidance and reflects an increase of $2.2 million, or 64%, over second quarter 2013.

•
Working capital was $63.1 million at June 30, 2014. Working capital is calculated as current assets (including unrestricted and restricted cash) minus current liabilities (including loan loss reserves).

•	During the quarter, the Company purchased a total of 59,200 shares of its stock for approximately $1.5 million.

Business Outlook - 2014
Tree.com is providing revenue, variable marketing margin and Adjusted EBITDA guidance for the third quarter 2014 and full year 2014, as follows:

For Q3 2014:

•	Tree.com anticipates revenue to grow by 8% to 13% over third quarter 2013 revenue of $37.3 million

•	Variable Marketing Margin is anticipated to be in the range of $16.0 - $17.0 million

•	Adjusted EBITDA is anticipated to be in the range of $5.0 - $6.0 million

For full year 2014, we continue to anticipate:

•	Revenue to grow by 15% - 18% over full year 2013,

•	Variable Marketing Margin to be in the range of $62 - $66 million

•	Adjusted EBITDA to be in the range of $20 - $21 million

Quarterly Conference Call
A conference call to discuss Tree's second quarter 2014 financial results will be webcast live tomorrow, August 6, 2014 at 4:30 PM Eastern Time (ET). The live audiocast is open to the public and will be available on Tree's investor relations website at http://investor-relations.tree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on Tree's investor relations website until 11:59 PM ET on Monday August 11, 2014. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #78803003. Callers outside the United States may dial (404) 537-3406 with passcode #78803003.

Historical View of Selected Financial Metrics
In addition to Tree.com's selected financial metrics provided above, below is a presentation of additional historical periods, reflecting the adjusted definition of Mortgage Products to include Rate Table revenues, implemented in Q1 2014.

Tree.com Selected Financial Metrics
(In millions, except per share amounts)

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014	Q2 2014
Revenue by Product
Mortgage Products (1)	$25.3	$33.1	$33.0	$31.7	$123.1	$34.2	$34.7
Non-Mortgage Products (2)	2.8	3.7	4.4	4.7	15.6	5.8	7.5
Corporate	—	0.6	—	—	0.6	—	—
Total Revenue	$28.1	$37.4	$37.3	$36.4	$139.2	$40.0	$42.1
Non-Mortgage % of Total	10%	10%	12%	13%	11%	14%	18%

Selling and Marketing Expense
Exchanges Marketing Expense (3)	$14.6	$23.7	$22.3	$20.1	$80.7	$24.8	$26.4
Other Marketing	2.7	2.7	2.5	2.5	10.4	2.6	2.6
Selling and Marketing Expense	$17.3	$26.4	$24.8	$22.6	$91.1	$27.4	$29.0

Variable Marketing Margin (4)	$13.5	$13.7	$15.1	$16.3	$58.6	$15.2	$15.8
Variable Marketing Margin % of Revenue	48%	37%	40%	45%	42%	38%	37%

Net Income (Loss) from Continuing Operations	$(0.3)	$(2.0)	$0.3	$1.3	$(0.7)	$(5.8)	$2.7
Net Income (Loss) from Cont. Ops. % of Revenue	(1)%	(5)%	1%	4%	—%	(15)%	6%

Net Income (Loss) per Share from Cont. Ops.
Basic	$(0.02)	$(0.18)	$0.03	$0.12	$(0.06)	$(0.52)	$0.24
Diluted	$(0.02)	$(0.18)	$0.03	$0.11	$(0.06)	$(0.52)	$0.23

Adjusted EBITDA (5)	$4.1	$3.4	$5.4	$5.9	$18.7	$4.5	$5.5
Adjusted EBITDA % of Revenue (5)	15%	9%	14%	16%	13%	11%	13%

Adjusted Net Income (5)	$3.1	$2.5	$4.5	$5.4	$15.5	$3.7	$4.6

Adjusted Net Income per Share (5)	$0.27	$0.21	$0.39	$0.45	$1.32	$0.31	$0.39

(1)	Includes the purchase mortgage, refinance mortgage and rate table products.
(2)	Includes the home equity, reverse mortgage, personal loan, auto, education, home services, insurance and personal credit products.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

(4)	Defined as revenue minus Exchanges marketing expense and is considered an operating metric.
(5)
Adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "Tree.com's Reconciliation of Non-GAAP Measures to GAAP" and "Tree.com's Principles of Financial Reporting" below for more information.

TREE.COM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Revenue	$42,144	$37,406	$82,180	$65,486
Costs and expenses:
Cost of revenue (exclusive of depreciation) (1)	1,895	1,950	3,560	3,306
Selling and marketing expense (1)	28,964	26,386	56,413	43,641
General and administrative expense (1)	5,478	5,651	11,611	12,207
Product development (1)	1,826	1,492	3,758	2,697
Depreciation	946	872	1,701	1,757
Amortization of intangibles	27	43	55	86
Restructuring and severance	23	148	225	146
Litigation settlements and contingencies	385	2,909	8,092	3,937
Total costs and expenses	39,544	39,451	85,415	67,777
Operating income (loss)	2,600	(2,045)	(3,235)	(2,291)
Other income (expense):
Interest expense	—	(7)	—	(14)
Income (loss) before income taxes	2,600	(2,052)	(3,235)	(2,305)
Income tax benefit (expense)	83	19	84	(1)
Net income (loss) from continuing operations	2,683	(2,033)	(3,151)	(2,306)
Discontinued operations:
Gain from sale of discontinued operations, net of tax	—	10,003	—	10,101
Loss from operations of discontinued operations, net of tax	(2,931)	(891)	(3,505)	(3,433)
Income (loss) from discontinued operations	(2,931)	9,112	(3,505)	6,668
Net income (loss)	$(248)	$7,079	$(6,656)	$4,362

Weighted average shares outstanding:
Basic	11,214	11,133	11,178	11,050
Diluted	11,849	11,133	11,178	11,050
Income (loss) per share from continuing operations:
Basic	$0.24	$(0.18)	$(0.28)	$(0.21)
Diluted	$0.23	$(0.18)	$(0.28)	$(0.21)
Income (loss) per share from discontinued operations:
Basic	$(0.26)	$0.82	$(0.31)	$0.60
Diluted	$(0.25)	$0.82	$(0.31)	$0.60
Income (loss) per share attributable to common shareholders:
Basic	$(0.02)	$0.64	$(0.60)	$0.39
Diluted	$(0.02)	$0.64	$(0.60)	$0.39
(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$7	$3	$13	$5
Selling and marketing expense	226	306	459	523
General and administrative expense	928	879	1,989	1,909
Product development	260	244	576	429

TREE.COM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS:
Cash and cash equivalents	$87,618	$91,667
Restricted cash and cash equivalents	22,044	26,017
Accounts receivable (net of allowance of $474 and $408, respectively)	13,260	12,850
Prepaid and other current assets	1,518	1,689
Current assets of discontinued operations	715	521
Total current assets	125,155	132,744
Property and equipment (net of accumulated depreciation of $19,709 and $18,008, respectively)	5,602	5,344
Goodwill	3,632	3,632
Intangible assets, net	11,219	10,684
Other non-current assets	102	111
Non-current assets of discontinued operations	100	129
Total assets	$145,810	$152,644

LIABILITIES:
Accounts payable, trade	$5,949	$4,881
Accrued expenses and other current liabilities	23,505	23,314
Current liabilities of discontinued operations	32,620	32,004
Total current liabilities	62,074	60,199
Other non-current liabilities	67	334
Deferred income taxes	4,849	4,849
Non-current liabilities of discontinued operations	261	254
Total liabilities	67,251	65,636
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 12,771,101 and 12,619,835 shares issued, respectively, and 11,342,969 and 11,250,903 shares outstanding, respectively	128	126
Additional paid-in capital	906,866	907,148
Accumulated deficit	(814,189)	(807,533)
Treasury stock 1,428,132 and 1,368,932 shares, respectively	(14,246)	(12,733)
Total shareholders' equity	78,559	87,008
Total liabilities and shareholders' equity	$145,810	$152,644

TREE.COM'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of adjusted EBITDA and adjusted net income to net income (loss) from continuing operations, adjusted EBITDA % of revenue to net income (loss) from continuing operations % of revenue and adjusted net income per share to net income (loss) per diluted share from continuing operations. See "Tree.com's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	(In thousands)
Adjusted EBITDA	$5,520	$4,481	$5,908	$5,364	$3,359	$4,086
Adjusted EBITDA % of revenue	13%	11%	16%	14%	9%	15%
Adjustments to reconcile to net income (loss) from continuing operations:
Depreciation	(946)	(755)	(853)	(891)	(872)	(885)
Amortization of intangibles	(27)	(28)	(28)	(33)	(43)	(43)
Interest income (expense)	—	—	(1)	(4)	(7)	(7)
Income tax benefit (provision)	83	1	356	98	19	(20)
Adjusted net income	4,630	3,699	5,382	4,534	2,456	3,131

Non-cash compensation	(1,421)	(1,616)	(1,349)	(1,412)	(1,432)	(1,433)
Loss on disposal of assets	(44)	(8)	(140)	(1)	—	(25)
Acquisition expense	(74)	—	—	—	—	—
Discretionary cash bonus	—	—	—	—	—	(920)
Trust contribution	—	—	(350)	—	—	—
Restructuring and severance	(23)	(202)	(83)	70	(148)	2
Litigation settlements and contingencies (1)	(385)	(7,707)	(2,143)	(2,875)	(2,909)	(1,028)
Net income (loss) from continuing operations	$2,683	$(5,834)	$1,317	$316	$(2,033)	$(273)
Net income (loss) from continuing operations % of revenue	6%	(15)%	4%	1%	(5)%	(1)%

Adjusted net income per share	$0.39	$0.31	$0.45	$0.39	$0.21	$0.27
Adjustments to reconcile adjusted net income to net income (loss) from continuing operations	$(0.16)	$(0.86)	$(0.34)	$(0.36)	$(0.40)	$(0.31)
Adjustments to reconcile effect of dilutive securities	$—	$0.03	$—	$—	$0.01	$0.02
Net income (loss) per diluted share from continuing operations	$0.23	$(0.52)	$0.11	$0.03	$(0.18)	$(0.02)

Adjusted weighted average diluted shares outstanding	11,849	11,888	11,839	11,720	11,776	11,636
Effect of dilutive securities	—	746	—	—	643	669
Weighted average diluted shares outstanding	11,849	11,142	11,839	11,720	11,133	10,967
Effect of dilutive securities	635	—	814	703	—	—
Weighted average basic shares outstanding	11,214	11,142	11,025	11,017	11,133	10,967

(1)	Includes legal fees for certain patent litigation.

TREE.COM’S PRINCIPLES OF FINANCIAL REPORTING

Tree.com reports Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA"), Adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share as supplemental measures to GAAP.

Adjusted EBITDA and Adjusted EBITDA % of revenue are primary metrics by which Tree.com evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated. Tree.com believes that investors should have access to the same set of tools that it uses in analyzing its results. Tree.com believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which Tree.com evaluates the operating performance of its businesses) and the GAAP measures of net income (loss) from continuing operations and GAAP income (loss) per diluted share.

Adjusted net income and adjusted net income per share supplement GAAP income (loss) from continuing operations and GAAP income (loss) per diluted share by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, loss on disposal of assets, acquisition expense, restructuring and severance, and litigation settlements and contingencies, which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Tree.com provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above. Tree.com is not able to provide a reconciliation of projected adjusted EBITDA to expected reported results due to the unknown effect, timing and potential significance of the effects of the wind-down of discontinued operations and tax considerations.

Definition of Tree.com's Non-GAAP Measures

EBITDA is defined as operating income or loss (which excludes interest expense and taxes) excluding amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash intangible asset impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) adjustments for acquisitions or dispositions, and (7) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash intangible asset impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) adjustments for acquisitions or dispositions, and (7) one-time items.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. In cases where the Company reported GAAP losses from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In such instances where the Company reports GAAP net loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

Tree.com endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items, except for a $0.4 million contribution to a trust in Q4 2013 and a compensation charge of $0.9 million related to a discretionary cash bonus payment to employee stock option holders in Q1 2013.

Non-Cash Expenses That Are Excluded From Tree.com's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and Tree.com includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with Tree.com remitting the required tax withholding amounts from its current funds.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from Adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of Tree.com and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain customers in a cost-effective manner; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2013 and our Quarterly Report on Form 10-Q for the period ended March 31, 2014, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About Tree.com, Inc.
Tree.com, Inc. (NASDAQ: TREE) is the parent of several brands and businesses that provide information, tools, advice, products and services for critical transactions in consumers’ lives. Our family of brands includes: LendingTree®, GetSmart®, LendingTreeAutosSM, LendingTree EducationSM and LendingTree HomeProsSM. Together, these brands serve as an ally for consumers who are looking to comparison shop for loans, autos, education, home services and other services from multiple businesses and professionals who will compete for their business.
Tree.com, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.tree.com.

Contacts:
Investor Relations
877-640-4856
tree.com-investor.relations@tree.com